Exhibit 10.52

SALE AND CONTRIBUTION AGREEMENT

between

FS INVESTMENT CORPORATION II,

as Seller

and

JUNIATA RIVER LLC,

as Purchaser

Dated as of November 14, 2014

i

This SALE AND CONTRIBUTION AGREEMENT, dated as of November 14, 2014 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between FS Investment Corporation II, a Maryland corporation, as seller (in such capacity, the “Seller”) and Juniata River LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser desires to purchase certain loans and related assets existing on the Effective Date and from time to time thereafter;

WHEREAS, the Seller may also wish to contribute certain loans and related contracts to the capital of the Purchaser on the Effective Date and from time to time on each Purchase Date;

WHEREAS, the Seller desires to sell, assign and contribute such loans and related contracts to the Purchaser upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among the Purchaser, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, Citibank, N.A., as collateral agent, and Virtus Group LP, as collateral administrator, and the agents and lenders party from time to time thereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Convey” means to sell, transfer, assign, contribute or otherwise convey assets hereunder.

“Conveyance” means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Conveyance” has the meaning set forth in Section 2.1(a).

“Payment Date” means each Subsequent Conveyance Date and the date of the Initial Conveyance.

“Purchase Date” has the meaning set forth in Section 2.1(b).

“Purchase Notice” has the meaning set forth in Section 2.1(b).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Related Security” means, with respect to each Portfolio Investment:

(a) any property or other assets designated and pledged or mortgaged as collateral to secure repayment of a Portfolio Investment, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the date of the applicable Purchase and all liquidation proceeds thereof;

(b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c) all Interest Proceeds and Principal Proceeds with respect to such Portfolio Investment and any of the foregoing;

(d) any guarantees or similar credit enhancement for an obligor’s obligations under any Portfolio Investment, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Purchaser thereunder and all rights, remedies, powers, privileges and claims of the Purchaser thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Purchaser at law or in equity);

(e) all records with respect to such Portfolio Investment and any of the foregoing; and

(f) all recoveries and proceeds of the foregoing.

“Retained Economic Interest” has the meaning set forth in Section 5.1(o)(i).

“Repurchase Amount” has the meaning set forth in Section 5.1(p).

“Schedule of Portfolio Investments” has the meaning set forth in Section 2.1(a).

“Seller” has the meaning set forth in the preamble hereto.

“Subsequent Conveyance” has the meaning set forth in Section 2.1(b).

“Subsequent Conveyance Date” has the meaning set forth in Section 2.1(b).

“Transferred Assets” means, collectively, the Transferred Portfolio Investments and Related Security Conveyed by the Seller to the Purchaser hereunder.

“Transferred Portfolio Investment” means each Portfolio Investment Conveyed from the Seller to the Purchaser pursuant to the terms of this Agreement.

“Transfer Supplement” means the supplement to this Agreement between the Seller and the Purchaser substantially in the form attached hereto as Exhibit A.

Section 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.”

Section 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II.

CONVEYANCES OF TRANSFERRED ASSETS

Section 2.1. Conveyances.

(a) On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to Convey to the Purchaser on the Effective Date, and the Purchaser agrees to purchase from the Seller on the Effective Date (the “Initial Conveyance”), all of the Seller’s right, title and interest in and to each Portfolio Investment listed on Schedule A to this Agreement (as such schedule may be amended, supplemented, updated or otherwise modified from time to time, the “Schedule of Portfolio Investments”) (the Schedule of Portfolio Investments, as amended, supplemented, updated or otherwise modified in connection with an Approval Request, Subsequent Conveyance (as defined below), or otherwise, shall become part of the Schedule of Portfolio Investments), together with all other Related Security and all proceeds of the foregoing.

(b) In the event the Purchaser agrees, from time to time after the Effective Date, to acquire additional Portfolio Investments (including Related Security) from the Seller, the Purchaser shall deliver an Approval Request to the Administrative Agent in accordance with the Loan Agreement and designating the date of the proposed Conveyance (a “Subsequent Conveyance Date”) and including a Transfer Supplement which shall include a Schedule of Portfolio Investments identifying the Transferred Assets proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Loan Agreement, the Seller shall Convey to the Purchaser, and the Purchaser shall purchase, on the applicable Subsequent

Conveyance Date (each such purchase and sale being herein called a “Subsequent Conveyance”), all of the Seller’s right, title and interest in and to each Portfolio Investment then reported by the Seller on the Schedule of Portfolio Investments attached to the related Approval Request together with all other Related Security and all proceeds of the foregoing.

(c) It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser. Further, it is not the intention of the Seller and the Purchaser that any purchase be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law and (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing. The Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees and under the other Loan Documents, all the rights and remedies of a secured party under any applicable UCC.

The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code.

(d) In connection with the Initial Conveyance, the Seller agrees to file on or prior to the Effective Date, at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof.

(e) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its master computer records (or related sub-ledger) noting the purchase by the Purchaser of the Transferred Assets and the Lien of the Collateral Agent pursuant to the Loan Agreement. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to file initial financing statements, continuation statements and amendments thereto and assignments thereof without the Seller’s further action; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

Section 2.2. Indemnification. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify on a net after-tax basis (including, for example, taking into account the deductibility of an applicable underlying damage, loss, liability or related cost and expense) the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of any breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct on the date such representation or warranty was made, excluding, however, (a) Indemnified Amounts in respect of any Transferred Asset due to such obligor’s creditworthiness, (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party or its agent or subcontractor, (c) except as otherwise specifically provided herein, non-payment by any obligor of an amount due and payable with respect to a Transferred Asset, (d) any Excluded Taxes and any Taxes indemnifiable under the Loan Agreement and (e) Indemnified Amounts resulting from the performance or non-performance of the Portfolio Investments.

ARTICLE III.

CONSIDERATION AND PAYMENT; REPORTING

Section 3.1. Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Assets Conveyed on each Purchase Date shall be a dollar amount equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets as of such date.

Section 3.2. Payment of Purchase Price. The Purchase Price shall be paid on the related Purchase Date at the option of the Seller (a) by payment in cash in immediately available funds in an amount not greater than the sum of (i) the proceeds of Advances made to the Purchaser with respect to such Portfolio Investments to be Conveyed on such Purchase Date and (ii) amounts constituting Principal Proceeds in the Principal Collection Account that may be utilized for a Reinvestment pursuant to the Loan Agreement, (b) by the Seller making a capital contribution to the Purchaser in an amount equal to the unpaid portion of the Purchase Price, or (c) any combination of the foregoing (a) and (b).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Effective Date and as of each Purchase Date (or, if such representation or warranty is limited to a specific date, such specific date):

(a) Organization and Good Standing. The Seller is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business and the performance of its obligations hereunder and under the other Loan Documents to which it is a party requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under this Agreement, (ii) the validity or enforceability of the Transferred Assets and the Related Security or (iii) its ability to perform its obligations under the other Loan Documents to which it is a party.

(b) Power and Authority. The Seller has the power and authority to own, pledge, mortgage, operate and convey the Transferred Assets, to conduct its business as now, or proposed to be, conducted and to execute and deliver this Agreement and the Loan Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

(c) Authorization; Contravention. The execution, delivery and performance by the Seller of this Agreement, each other Loan Document to which it is a party and all other agreements, instruments and documents which may be delivered by it pursuant hereto or thereto and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default in any material respect under (A) its certificate of formation or limited partnership agreement, (B) any contractual restriction with respect to any Indebtedness of the Seller or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting it or its property, or (C) any law, rule, regulation, order, license, requirement, writ, judgment, award, injunction or decree applicable to, binding on or affecting it or any of its property and (iii) do not result in or require the creation of any Lien upon or with respect to any of its properties (other than Liens created pursuant to this Agreement).

(d) Execution and Delivery. This Agreement and each other Loan Document to which the Seller is a party have been duly executed and delivered by the Seller.

(e) Governmental Authorization. No approval, consent of, notice to, filing with or permits, licenses, qualifications or other action by any Governmental Authority having jurisdiction over it or its properties is required or necessary (i) for the conduct of the Seller’s business as currently conducted, for the ownership, use, operation or maintenance of its properties and for the due execution, delivery and performance by the Seller of this Agreement or any of the Loan Documents to which it is a party, (ii) for the perfection of or the exercise by each of the Company and the Administrative Agent of any of its rights or remedies under the

Loan Agreement or hereunder, or (iii) to ensure the legality, validity, or enforceability of this Agreement in any jurisdiction in which the Seller does business, in each case other than (A) consents, notices, filings and other actions which have been obtained or made (or will be obtained or made substantially simultaneously with the Effective Date), and continuation statements and renewals in respect thereof and (B) where the lack of such consent, notice, filing or other action would not have a material adverse effect on its ability to perform its obligations hereunder and under the Loan Documents to which it is a party.

(f) Legality; Validity; Enforceability. Assuming due authorization, execution and delivery by each other party hereto and thereto, this Agreement and each other Loan Document to which it is a party is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

(g) No Litigation. There are no proceedings or investigations pending or, to its knowledge, threatened against the Seller, before any court or Governmental Authority having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Loan Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Loan Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents, (D) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on any of the Transferred Assets or (E) seeking to impose any excise, franchise, transfer or similar tax upon the conveyance of the Transferred Assets hereunder.

(h) Legal Compliance. The Seller has complied and will comply in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Transferred Assets.

(i) Taxes. The Seller has timely filed all federal and other material Tax returns (foreign, federal, state, local and otherwise) required to be filed by it relating to the Transferred Assets and has paid all federal and other material Taxes due and payable by it relating to the Transferred Assets (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Seller). It is not liable for taxes with respect to the Transferred Assets payable by any other Person. No Tax lien or similar Adverse Claim has been filed, and no claim has been filed or is being asserted, with respect to any Tax relating to the Transferred Assets. Any taxes, fees and other governmental charges payable by the Seller in connection with the transactions contemplated by this Agreement and the execution and delivery of this Agreement have been paid or shall have been paid if and when due.

(j) Place of Business. The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps all its records, are located at its address specified in Section 8.3, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed. There are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).

(k) Ownership; Security Interest.

(i) In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then this Agreement creates a valid and continuing Lien on the Transferred Assets in favor of the Purchaser and the Collateral Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected under such article), and is enforceable as such against creditors of and purchasers from the Company; the Transferred Assets are comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Seller has complied with its obligations as set forth herein; the Seller has received all consents and approvals required by the terms of any Portfolio Investment to the sale and granting of a security interest in the Portfolio Investments hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in Maryland; all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset have been or, subject to the delivery requirements contained in the Loan Agreement, will be delivered to the Purchaser or its designee; none of the underlying promissory notes that constitute or evidence the Portfolio Investments has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; with respect to a Transferred Asset that constitutes a Certificated Security, such certificated security has been delivered to the Purchaser or its designee and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Agent or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent upon original issue or registration of transfer by the Seller of such Certificated Security; and in the case of an Uncertificated Security, by causing the Purchaser or its designee to become the registered owner of such uncertificated security.

(l) Fair Consideration; No Avoidance for Portfolio Investment Payments. With respect to each Transferred Portfolio Investment sold hereunder, the Seller sold such Transferred Portfolio Investment to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser. In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.

(m) Eligibility of Transferred Portfolio Investments. Each Transferred Portfolio Investment Conveyed hereunder, at the time of such Conveyance, meets all of the Eligibility Criteria (unless otherwise consented to by the Administrative Agent in accordance with the Loan Agreement). As of each Purchase Date, Schedule A is an accurate and complete listing of all the Transferred Portfolio Investments and other Transferred Assets hereunder as of such Purchase Date.

(n) Adequate Capitalization; No Insolvency. The Seller is adequately capitalized and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Loan Documents. The Seller is adequately capitalized for its business as proposed to be conducted in the foreseeable future and does not expect the commencement of any insolvency, bankruptcy or similar proceedings or the appointment of a receiver, liquidator or similar official in respect of its assets. The Seller executed and delivered each of the Loan Documents to which it is a party for fair consideration and without the intent to hinder, delay or defraud any of its creditors or any other Person.

(o) Reserved.

(p) True and Complete Information. All information heretofore or hereafter furnished by or on behalf of the Seller in writing to any Lender, the Collateral Agent or the Administrative Agent in connection with this Agreement, the other Loan Documents, the Transferred Assets, or any transaction contemplated hereby is and will be (when taken as a whole) true, correct and complete in all material respects; provided that, to the extent any such information was furnished to the Seller by any third party or was not prepared by or under the direction of the Seller, such information is as of its delivery date true, correct and complete in all material respects to the knowledge of the Seller.

(q) Financial Statements. The Seller has delivered to each Lender complete and correct copies of (A) the audited consolidated financial statements of the Seller for the fiscal year most recently ended, and (B) the unaudited consolidated financial statements of the Seller for the fiscal quarter most recently ended, in each case when (and to the extent) required to be delivered under the Loan Agreement. Such financial statements (including the related notes) fairly present the financial condition of the Seller as of the respective dates thereof and the results of operations for the periods covered thereby, each in accordance with GAAP.

(r) Payment in Full. The Seller had no actual knowledge at the time of Conveyance of a Transferred Asset of any fact which leads it to expect that any payments on such Transferred Asset will not be paid in full when due or to expect any other material adverse effect on (A) the performance by the Seller of its obligations under this Agreement or any of the Loan Documents to which it is a party, (B) the validity or enforceability of this Agreement or any of the Loan Documents to which it is a party, or (C) the Transferred Assets or the interests of the Seller therein.

(s) No Brokers or Finders. No broker or finder acting on behalf of the Seller was employed or utilized in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby and the Seller has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(t) Restricted Payments. The Seller shall not cause or permit the Purchaser to make any payments or distributions which would be in violation of the Loan Agreement.

(u) Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Loan Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including all steps that the Purchaser or the Administrative Agent may from time to time reasonably request, to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller, and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate.

(v) Reserved.

(w) Set–Off, etc. At the time of Conveyance of a Transferred Asset and to the knowledge of the Seller after reasonable inquiry, such Transferred Asset has not been compromised, adjusted, extended, satisfied, subordinated, rescinded, set–off or modified by the Seller or by the obligor thereof, and at such time such Transferred Asset is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set–off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Transferred Asset or otherwise, by the Seller or by the obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Transferred Asset otherwise permitted under the Loan Documents.

(x) No Fraud. Each Portfolio Investment was originated without any fraud or material misrepresentation by the Seller or, to the Seller’s knowledge, on the part of the related obligor.

(y) Good Title to Transferred Assets. The Seller has not assigned, pledged, or otherwise conveyed or encumbered any interest in the Transferred Assets to any other person, which assignment, pledge, conveyance or encumbrance remains effective as of the applicable Purchase Date. Immediately prior to the purchase of any of the Transferred Assets by the Purchaser from the Seller, such Transferred Assets are free and clear of any lien, encumbrance or impediment to transfer created by Seller (including any “adverse claim” as defined in Section 8-102(a)(1) of the Uniform Commercial Code), and the Seller is the sole record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Transferred Assets to the Purchaser and, upon transfer of such Transferred Asset to the Purchaser, the Purchaser shall be the sole owner of such Transferred Assets free of any adverse claim created by the Seller.

(z) No Default. Except as otherwise permitted by the Loan Agreement, no default shall have occurred and be continuing with respect to any Transferred Asset as of the applicable Purchase Date.

(aa) Seller’s Undertakings as to Transferred Assets. The sale of each Transferred Asset shall be a separate transaction (each, a “Transaction”) and for each Transaction with respect to a Transferred Asset that is of a type normally traded thereby, except as herein expressly provided, this Agreement shall constitute a “Confirmation” with respect to each Transaction and shall be governed by the Standard Terms and Conditions for Par/Near Par Trade Confirmations (the “LSTA Standard Terms and Conditions”) published by the Loan Syndication and Trading Association, Inc. (the “LSTA”) as of August, 2010; provided, that (a) no “Delayed Compensation” (as defined in the LSTA Standard Terms and Conditions) shall be payable in respect of any Transaction; (b) “Credit Documentation” (as defined in the LSTA Standard Terms and Conditions) shall be provided by the Seller to the Purchaser; and (c) “Assignment” (as defined in the LSTA Standard Terms and Conditions) shall apply unless a consent to the related Transaction is not timely obtained to permit consummation of such Assignment on or before the related settlement date, in which case the Transaction shall be settled by a participation with elevation applicable thereto. The Purchaser agrees to pay the “purchase price” to the Seller for each such Transferred Asset on the related settlement date by payment of the consideration specified for such Transferred Asset in the related Approval Request.

Section 4.2. Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On the Effective Date and on each Purchase Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct on and as of such day as though made on and as of such day (or, if such representation or warranty is limited to a specific date, such specific date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Loan Agreement. Upon discovery by an officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.

ARTICLE V.

COVENANTS OF THE SELLER

Section 5.1. Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until all amounts owed by the Seller pursuant to this Agreement have been paid in full (other than as expressly survive the termination of this Agreement), unless the Purchaser otherwise consents in writing:

(a) Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Loan Documents to which it is a party and comply with all Applicable Laws, including those applicable to the Transferred Portfolio Investments and all proceeds thereof, except to the extent that the failure to so comply would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under the Loan Documents to which it is a party, (ii) its assets, operations, properties, financial condition, or business or (iii) the validity or enforceability of this Agreement or any of the other Loan Documents.

(b) Maintenance of Existence and Conduct of Business. The Seller shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a corporation and maintain its rights and franchises in its jurisdiction of formation and (B) qualify and remain qualified as a foreign corporation in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a material adverse effect on its assets, operations, properties, financial condition, or business; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and under its organizational documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations in each case except where the failure to maintain such liens, permits, charters and registrations would not reasonably be expected to have a material adverse effect on its assets, operations, properties, financial condition, or business.

(c) Cash Management Systems: Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Interest Proceeds and Principal Proceeds received by the Seller to the appropriate Account by the close of business on the Business Day following the date such amounts are received.

(d) Books and Records. The Seller shall keep proper books of record and account in which full and correct entries shall be made of all transactions with the Purchaser and the assets and business of the Seller related to its obligations under this Agreement or any Transferred Assets or assets proposed to be transferred in accordance with GAAP, maintain and implement administrative and operating procedures necessary to fulfill its obligations hereunder; and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.

(e) Reserved.

(f) Taxes. The Seller will file on a timely basis all federal and other material Tax returns required to be filed and will pay all federal and other material Taxes due and payable by it (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Seller).

(g) ERISA. The Seller shall not, and shall not cause or permit any of its Affiliates to, cause or permit to occur an event that results in the imposition of a Lien on its interest, if any, in any Transferred Asset under Section 412 of the IRC or Section 303(K) or 4068 of ERISA.

(h) Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Loan Documents (other than the Lien covering this Agreement and existing on the Effective Date, which has been disclosed to the Administrative Agent) or on or with respect to any of its rights in the Transferred Assets, in each case other than Permitted Liens. For the avoidance of doubt, this Section 5.1(h) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(i) Change of Name, Etc. The Seller shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller (or by the Administrative Agent on behalf of the Seller) in accordance with Section 2.1(c) seriously misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 10 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(j) Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax or accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Portfolio Investments Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP.

(k) Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Portfolio Investments into the Collection Account.

(l) Reserved.

(m) Reserved.

(n) Nonconsolidation & True Sale Opinion. The Seller shall not take any action contrary to the “Assumptions and Facts” section in the opinions of Dechert LLP, delivered in connection with the Loan Agreement, relating to certain nonconsolidation and true sale matters.

(o) Obligations with Respect to Transferred Assets. The Seller hereby retains and undertakes to perform, pay or discharge in accordance with the terms and conditions under such Portfolio Investments all of the obligations of the holder of the Transferred Asset to the extent such obligations arose or accrued prior to the effectiveness of such transfer. Except as may otherwise have been agreed to between the parties with respect to any particular Transferred Asset, (i) the Seller hereby represents, warrants and agrees that any amounts received by it with respect to any Transferred Asset and which accrue from and after the effectiveness of the transfer of such Transferred Asset shall be held in trust for the benefit of and shall be promptly remitted to the Purchaser upon receipt thereof, and (ii) the Purchaser hereby represents, warrants and agrees that any amounts received by it with respect to a Transferred Asset which accrue with respect to the period prior to the effectiveness of such transfer of such Transferred Asset shall be held in trust for the benefit of and shall be promptly remitted to the Seller upon receipt thereof.

(p) Repurchase of Portfolio Investments. Each party to this Agreement shall give notice to the other party promptly, in writing, upon the discovery of any breach of the Seller’s representations and warranties made pursuant to Section 4.1 hereof which has a material adverse effect on the interest of the Purchaser in any Transferred Portfolio Investment. In the event of such a material breach, the Seller shall, no later than 30 days after knowledge of such breach on the part of Seller, (x) repurchase any affected Transferred Portfolio Investment from the Purchaser at an amount equal to (i) the purchase price paid by the Purchaser for such Transferred Portfolio Investment (excluding purchased accrued interest and original issue discount) less all payments of principal received in connection with such Transferred Portfolio Investment since the applicable Purchase Date and (ii) all accrued and unpaid interest thereon (the “Repurchase Amount”) or (y) substitute for such affected Transferred Portfolio Investment one or more Portfolio Investments with a Market Value at least equal to the Repurchase Amount of the Transferred Portfolio Investment being replaced; provided that, no such repayment or substitution shall be required to be made if such breach of Seller’s representations and warranties relating to such Transferred Portfolio Investment shall have been cured before the expiration of such 30 day period.

ARTICLE VI.

[RESERVED]

ARTICLE VII.

CONDITIONS PRECEDENT

Section 7.1. Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Effective Date and any Purchase Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on such Purchase Date;

(b) All information concerning the Transferred Assets provided to the Purchaser and the Administrative Agent shall be true and correct, when taken as a whole, in all material respects as of such Purchase Date; provided that, to the extent any such information was furnished to the Seller by any third party or was not prepared by or under the direction of the Seller, such information is as of its delivery date true, correct and complete in all material respects to the knowledge of the Seller as of such Purchase Date;

(c) The Seller shall have performed in all material respects all other obligations required to be performed by the provisions of this Agreement and the other Loan Documents to which it is a party;

(d) The Seller shall have either filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(c);

(e) All corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested;

(f) The applicable Transfer Supplement shall be duly executed by the Seller and the Purchaser; and

(g) The Portfolio Investments constituting the Transferred Assets and any applicable transfer documents that are requested by the Administrative Agent shall be delivered to the Administrative Agent (or otherwise at the direction of the Purchaser).

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

Section 8.1. Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent. Any Conveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

Section 8.2. Governing Law: Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Loan Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 8.3. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a)	in the case of the Purchaser:

Juniata River LLC

c/o FS Investment Corporation II

2929 Arch Street, Suite 675

Philadelphia, PA 19104

Attention: Gerald F. Stahlecker, Executive Vice President

Telephone: (215) 495-1169

Facsimile: (215) 222-4649

(b)	in the case of the Seller:

FS Investment Corporation II

2929 Arch Street, Suite 675

Philadelphia, PA 19104

Attention: Gerald F. Stahlecker, Executive Vice President

Telephone: (215) 495-1169

Facsimile: (215) 222-4649

(in each case, with a copy to the Administrative Agent at the address for notice provided under the Loan Agreement)

All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, and (e) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

Section 8.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 8.5. Reserved.

Section 8.6. Further Assurances.

(a) The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral.

(b) The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Loan Documents, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Portfolio Investments for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

(c) The Purchaser and the Seller hereby severally authorize the Collateral Agent, upon receipt of written direction from the Administrative Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.

(d) The Seller shall furnish to the Collateral Agent and the Administrative Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Administrative Agent’s request) or the Administrative Agent may reasonably request, all in reasonable detail.

Section 8.7. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

Section 8.8. Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 8.9. Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

The Seller hereby acknowledges that (a) the Collateral Agent is the beneficiary of a collateral assignment of this Agreement pursuant to Section 8.02 of the Loan Agreement, and (b) the Collateral Agent for the benefit of the Secured Parties shall be an express third party beneficiary of the Purchaser’s rights hereunder, including but not limited to the Purchaser’s right to indemnification set forth in Section 2.2, subject to each of the limitations, restrictions and conditions set forth in Article VIII of the Loan Agreement with respect to the collateral assignment of this Agreement; provided that, such collateral assignment and such third party beneficiary rights shall automatically terminate upon the irrevocable payment in full of the Secured Obligations (other than contingent indemnity obligations as to which no claim has been made) and the termination of the Financing Commitments in full.

Section 8.10. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

Section 8.11. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

FS INVESTMENT CORPORATION II, as Seller

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

JUNIATA RIVER LLC, as Purchaser

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

Signature Page to the Sale and Contribution Agreement

EXHIBIT A

FORM OF TRANSFER SUPPLEMENT

THIS TRANSFER SUPPLEMENT TO THE ASSET TRANSFER AGREEMENT (this “Transfer Supplement”), dated as of [INSERT DATE], by and between FS Investment Corporation II (the “Seller”) and Juniata River LLC (the “Purchaser”). Except as otherwise expressly provided herein or unless the context otherwise requires, all capitalized terms used herein shall have the meanings attributed to them in the Sale and Contribution Agreement, dated as of November 14, 2014, as amended from time to time (the “Sale Agreement”), between the Seller and the Purchaser.

Section 1. Transferred Assets

(a) The Transferred Assets to which this Transfer Supplement applies are described on the Schedule of Portfolio Investments attached as Schedule A hereto.

(b) Purchase Date: [                ].

(c) Purchase Price of Transferred Assets: $[                            ].

Section 2. Representations, Warranties and Covenants of the Seller. The representations, warranties and covenants of the Seller set forth in Section 4 of the Sale Agreement shall be true in all material respects as of the Purchase Date (or such other date specifically provided in the particular representation or warranty).

Section 3. Effect of Supplement. Except as specifically supplemented herein, the Sale Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Transfer Supplement need not be made in the Sale Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Sale Agreement, any reference in any of such items to the Sale Agreement being sufficient to refer to the Sale Agreement as supplemented hereby.

Section 4. Counterparts. This Transfer Supplement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Transfer Supplement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Transfer Supplement shall be governed by the internal laws of the State of New York.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to the Sale Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

FS INVESTMENT CORPORATION II

By:
Name:
Title:

JUNIATA RIVER LLC

By:
Name:
Title: